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                                                                    Exhibit 10.4

                                 INTERCOMPANY
                               CREDIT AGREEMENT
                               ----------------


     This INTERCOMPANY CREDIT AGREEMENT ("Credit Agreement"), dated as of December 31, 1996, is entered into by and between:

     (1) TRUE NORTH COMMUNICATIONS INC. ("Lender"); and

     (2) TN TECHNOLOGIES HOLDING INC. ("Borrower").

In consideration of the covenants, conditions and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

     1.1 "Advance" shall have the meaning given in Section 2.1 of the Credit Agreement.

     1.2 "Business Day" shall mean any day on which commercial banks are not authorized or required to close in Chicago, Illinois.

     1.3  "Credit Accommodations" shall have the meaning given in Section 2.6.

     1.4 "Credit Agreement" shall have the meaning set forth in the opening paragraph of this document.

     1.5  "Commitment" shall mean an amount equal to $5,000,000.

     1.6 "Default" shall mean any event or circumstance not yet constituting an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

     1.7  "Event of Default" shall have the meaning given to that term in
Section 5.1.

     1.8 "GAAP" shall mean generally accepted accounting principles and practices as promulgated by the Financial Accounting Standards Board and as in effect in the United States of America from time to time, consistently applied. Unless otherwise indicated in this Credit Agreement, all accounting terms used in this Credit Agreement shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP.

     1.9 "Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of
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the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     1.10 "Indebtedness" of any Person shall mean and include the aggregate amount of, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles), (d) all obligations under capital leases of such Person, (e) all obligations or liabilities of others secured by a lien on any asset of such Person, whether or not such obligation or liability is assumed, (f) all guarantees of such Person of the obligations of another Person;
(g) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement upon an event of default are limited to repossession or sale of such property), (h) net exposure under any interest rate swap, currency swap, forward, cap, floor or other similar contract that is not entered into in connec tion with a bona fide hedging operation that provides offsetting benefits to such Person, which agree ments shall be marked to market on a current basis, (i) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

     1.11 "LIBOR Rate" shall mean the rate per annum, rounded up to the nearest .01%, at which U.S. dollar deposits are offered in the London interbank market for one month periods as quoted in the "Money Rates" column of The Wall Street Journal on the first Business Day of each calendar month. All computations of such interest shall be based on a year of 360 days and actual days elapsed. Such LIBOR Rate shall remain in effect until it is adjusted on the first Business Day of the following calendar month.

     1.12 "Liens" shall mean any mortgage, lien, deed of trust, charge, pledge, security interest or other similar encumbrance.

     1.13 "Loan Documents" shall mean and include this Credit Agreement and any other documents, instruments and agreements delivered to Lender in connection with this Credit Agreement.

     1.14 "Material Adverse Change" shall mean any material adverse change in the business, financial condition, operations, properties, performance or prospects of the Borrower and its subsidiaries, taken as a whole.

     1.15 "Obligations" shall mean and include all Advances, Reimbursement Obligations, debts, liabilities, and financial obligations, howsoever arising, owed by Borrower to Lender of every kind and description (whether or not evidenced by any note or instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of any of the Loan Documents, including, without limitation, all third party charges, fees and

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commissions, duties and taxes and all such other charges which pertain directly or indirectly to the Credit Accommodations.

     1.16 "Permitted Liens" means the following:

          (a) Liens existing on the date hereof;

          (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Lender's security interests;

          (c) Liens (i) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing such equipment within 180 days of its acquisition, or
(ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and accessions, replacements, substitutions and improvements thereof or thereto, and the proceeds (including insurance proceeds) of such equipment;

          (d) Liens on equipment leased by Borrower pursuant to an operating lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment;

          (e) Leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower, and any interest or title of a lessor, licensor or under any lease or license;

          (f) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Borrower; provided such Liens are not granted in contemplation of or in connection with the acquisition of such asset by Borrower;

          (g) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

          (h) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

          (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

          (j) Liens which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangement entered into with banks in the ordinary course of business;

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          (k) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and

          (l) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (j) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

     1.17 "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

     1.18 "Reimbursement Obligations" means all debts, liabilities and obligations of every kind and description, howsoever arising, owed by Borrower to Lender (whether or not evidenced by any note or instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of any Credit Accommodation, including, without limitation, all interest, fees, charges, expenses, reasonable attorneys' fees (and expenses) and accountants' fees (and expenses) chargeable to Borrower or payable by Borrower hereunder or thereunder.

     1.19 "Termination Date" shall mean the earliest to occur of (i) the first anniversary of the date of this Credit Agreement, (ii) the date the Obligations are made due and payable pursuant to Section 5.2, and (iii) the 90th day following receipt by Borrower of a demand for repayment pursuant to Section 2.8.


                                   ARTICLE 2
                   ADVANCES AND OTHER CREDIT ACCOMMODATIONS

     2.1 Advances. Subject to the terms and conditions of this Credit Agreement, Lender agrees to advance to Borrower from time to time and until the earlier to occur of (i) the Termination Date or (ii) the date of receipt by Borrower of a demand by Lender of a mandatory prepayment under the provisions of
Section 2.8 hereof, such sums as Borrower may request (the "Advances") but which shall not exceed, in the aggregate principal amount at any one time outstanding, together with the amount of the Credit Accommodations at such time outstanding, the Commitment. Advances shall be made in lawful currency of the United States of America and shall be made in same day or immedi ately available funds. Each Advance shall be in an amount equal to at least $25,000 or any integral multiple of $10,000 in excess thereof and shall be made one Business Day after written request (or telephonic request confirmed in writing). Subject to the terms and conditions hereof, Borrower may borrow, prepay the Advances and reborrow pursuant to this Section 2.1.

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     2.2  Payment upon Maturity. If not paid earlier, the outstanding principal balance of all Advances and Reimbursement Obligations shall be due and payable to the Lender on the Termination Date. If on the Termination Date any Credit Accommodations remain outstanding, in addition to paying in full all other Obligations, Borrower shall provide to Lender cash collateral in an amount equal to 110% of the amount of all Credit Accommodations outstanding to secure all Reimbursement Obligations, and Borrower shall execute and deliver to Lender a pledge agreement with respect thereto in a form satisfactory to Lender.

     2.3 Interest. Interest on the outstanding principal balance under the Advances shall accrue at the LIBOR Rate in effect plus 75 basis points per annum. All computations of such interest shall be based on a year of 360 days and actual days elapsed for each day on which any principal balance is outstanding under the terms of the Credit Agreement.

     2.4 Interest Payments. All accrued and unpaid interest shall be due on the first Business Day of each month. If not paid earlier, all outstanding accrued interest hereunder shall be due and payable to the Lender on the Termination Date.

     2.5  Other Payment Terms.

          (a) Place and Manner. Borrower shall make all payments due to Lender hereunder in lawful money of the United States and in same day or immediately available funds.

          (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

          (c) Default Rate. From and after the occurrence of an Event of Default and during the continuance thereof, Borrower shall pay interest on all Obligations not paid when due, from the due date thereof until such amounts are paid in full, at a per annum rate equal to three (3) percentage points in excess of the rate otherwise applicable to Advances and shall pay a charge per annum with respect to the Credit Accommodations equal to 3.75% of the amount of such Credit Accomodations. All computations of such interest and charges shall be based on a year of 360 days and actual days elapsed.

     2.6  Other Credit Accommodations.

          (a) Terms. Subject to the terms and conditions of this Credit Agreement, from time to time Borrower may request that Lender (i) assist Borrower in establishing or opening letters of credit with one or more banks by joining in the applications for the letters of credit and/or guaran teeing payment or performance of the letters of credit and/or drafts or acceptances thereunder or (ii) guarantee other payment obligations of Borrower (collectively, "Credit Accommodations"). The decision to do any of the foregoing shall be in Lender's sole discretion and the amount, extent, terms and conditions of any such letters of credit, drafts, acceptances or guaranties shall be subject to the

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terms and conditions of this Credit Agreement and shall be subject to change, modification and revi sion from time to time in Lender's sole discretion. All obligations incurred by Lender in connection with the Credit Accommodations shall be incurred solely as an accommodation to Borrower and for Borrower's account. The total amount of the Credit Accommodations shall not exceed at any time, together with the aggregate principal amount of the Advances, the Commitment.

          (b) Charges. In addition to any customary changes, fees or expenses of any bank or other person in connection with a Credit Accommodation (all of which shall be charged to Borrower's account and shall be payable by Borrower to Lender immediately), Borrower shall pay to Lender a fee equal to 75 basis points per annum on the amount of such Credit Accommodations, which shall be due and payable on the first Business Day of each month. All computations of such fees shall be based on a year of 360 days and actual days elapsed.

          (c) Reimbursement. Borrower unconditionally agrees to reimburse Lender for any and all payments made by Lender with respect to the Credit Accommodations and to indemnify, defend and hold Lender harmless from any and all losses, claims and liabilities arising from any trans actions or occurrences relating to the Credit Accommodations. If Borrower does not reimburse Lender for a payment made by Lender with respect to a Credit Accomodation on the same Business Day as the payment is made, the reimbursable amount shall bear interest for three Business Days at the LIBOR Rate then in effect plus 75 basis points per annum and shall thereafter bear interest at a per annum rate equal to three percentage points in excess of such rate. Borrower further agrees to hold Lender harmless from any errors or omissions related to the Credit Accomodations, whether caused by Lender or any financial institution providing the Credit Accommodations.

          (d) Lender's Authority. Borrower agrees that any action taken by Lender in connection with Credit Accommodations in good faith shall be binding on Borrower. Lender shall have the full right and authority to take such actions with respect to the Credit Accommodations as it in good faith deems necessary or desirable, including agreeing to any amendments, renewals, exten sions, modifications, changes or cancellations of any of the terms and conditions of any of the Credit Accommodations.

     2.7 Borrower's Account. The Obligations of Borrower to Lender hereunder shall be evidenced by one or more accounts or records maintained by Lender in the ordinary course of busi ness. The accounts or records maintained by Lender shall be presumptive evidence of the amount of such Obligations, and the interest and principal payments and other charges thereon. Any failure so to record or any error in so doing shall not, however, limit, increase or otherwise affect the obligation of Borrower hereunder to pay any amount owing hereunder. Upon Lender's request, Borrower shall execute a promissory note in favor of Lender.

     2.8 Mandatory Prepayment. At any time after Lender ceases to own shares of capital stock of Borrower which control in excess of fifty percent (50%) of the stockholders' voting power, Lender shall have the right to demand that Borrower prepay all or any portion of the outstanding

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Advances and cash collateralize all or any portion of the outstanding Credit
Accommodations (as set forth in Section 2.2) not later than the 60th day following receipt by Borrower of such a demand.


                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF BORROWER

          To induce Lender to enter into this Credit Agreement and to make Advances and extend Credit Accommodations hereunder, Borrower represents and warrants to Lender as follows:

          3.1 Due Incorporation, Qualification, etc.. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

          3.2 Authority. The execution, delivery and performance by Borrower of each Loan Document to be executed by Borrower and the consummation of the transactions contemplated thereby (i) are within the power of Borrower and (ii) have been duly authorized by all necessary actions on the part of Borrower.

          3.3 Enforceability. Each Loan Document executed, or to be executed, by Borrower has been, or will be, duly executed and delivered by Borrower and constitutes, or will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.


                                   ARTICLE 4
            CONDITIONS TO MAKING ADVANCES OR CREDIT ACCOMMODATIONS

          Lender's obligation to make the initial Advance or Credit Accommodation and each subsequent Advance or Credit Accommodation is subject to the prior satisfaction or waiver of all the conditions set forth in this Article 4.

          4.1 Principal Loan Documents. Borrower shall have duly executed and delivered to Lender: (a) the Credit Agreement; and (b) such other documents, instruments and agreements as Lender may reasonably request.

          4.2 Representations and Warranties Correct. The representations and warranties made by Borrower in Article 3 hereof shall be true and correct as of the date on which each Advance or Credit Accommodation is made and after giving effect to the making of the Advance or Credit Accommodation. The submission by Borrower to Lender of a request for an Advance or Credit Accommodation shall be deemed to be a certification by the Borrower that as of the date of borrowing, the representa tions and warranties made by Borrower in Article 3 hereof are true and correct.

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     4.3 No Event of Default or Default. No Event of Default or Default has
occurred or is continuing.

     4.4 Total Outstanding Advances and Credit Accommodations. The total aggregate principal amount of outstanding Advances and Credit Accommodations does not exceed the Commitment.

     4.5 No Material Adverse Change. There shall have occurred no Material Adverse Change since the date of this Credit Agreement.


                                   ARTICLE 5
                               EVENTS OF DEFAULT

     5.1 Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Credit Agreement:

          (a) Failure to Pay. Borrower shall fail to (i) pay the principal amount of all outstanding Advances or cash collateralize the Credit Accommodations on the Termination Date hereunder; (ii) pay any interest, Obligation or other payment required under the terms of this Credit Agreement or any other Loan Document on the date due and such failure shall continue for three (3) Business Days; or (iii) pay any Indebtedness (excluding Obligations) owed by Borrower to Lender on the date due and such failure shall continue for three (3) Business Days; or

          (b) Breaches of Covenants. Borrower shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Credit Agreement or any other Loan Document and (i) such failure shall continue for ten
(10) Business Days, or (ii) if such failure is not curable within such ten (10) Business Day period, but is reasonably capable of cure within thirty (30) Business Days, either (A) such failure shall continue for thirty (30) Business Days or (B) Borrower shall not have commenced a cure in a manner reasonably satisfactory to Lender within the initial ten (10) Business Day period; or

          (c) Representations and Warranties. Borrower shall furnish any representation, warranty, certificate, or other statement (financial or otherwise) to Lender in writing in connection with any of the Loan Documents, or as an inducement to Lender to enter into this Credit Agreement, which shall be false, incorrect, incomplete or misleading in any material respect when made or furnished by or on behalf of Borrower; or

          (d) Voluntary Bankruptcy or Insolvency Proceedings. Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of all or any of its creditors or enter into a composition with one or more of its creditors, (iv) be dissolved or liquidated in full or

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in part, (v) become insolvent (as such term is defined in 11 U.S.C. (S)101 (32), as amended from time to time), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing; or

          (e) Involuntary Bankruptcy or Insolvency Proceedings. There shall be commenced proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) calendar days of commencement; or

          (f) Incurrence of Indebtedness. Subsequent to the date hereof, Borrower shall incur Indebtedness, other than the Indebtedness hereunder, in an amount in excess of Three Million Dollars ($3,000,000); or

          (g) Liens. Borrower shall incur any Liens after the date hereof other than Permitted Liens.

     5.2  Rights of Lender upon Default.

          (a) Acceleration. Upon the occurrence or existence of any Event of Default described in Sections 5.1(d) and 5.1(e), automatically and without notice or, at the option of Lender, upon the occurrence of any other Event of Default, (i) the Commitment shall terminate and (ii) all outstanding Obligations payable by Borrower hereunder shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding.

          (b) Cumulative Rights, etc. The rights, powers and remedies of Lender under this Credit Agreement shall be in addition to all rights, powers and remedies given to Lender by virtue of any applicable law, rule or regulation of any Governmental Authority, or any agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Lender's rights hereunder.


                                   ARTICLE 6
                                 MISCELLANEOUS

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     6.1 Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Lender or Borrower under this Agreement or the other Loan Documents shall be in writing and telecopied, mailed or delivered to each party at its telecopier number or address set forth below (or to such other telecopier number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the Business Day following the deposit with such service; (b) when mailed by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when tele copied, upon confirmation of receipt; provided, however, that any notice delivered to Lender under Article 2 shall not be effective until received by Lender.

     LENDER:    TRUE NORTH COMMUNICATIONS INC.
                101 East Erie Street
                Chicago, Illinois 60611
                Attention:  Mr. Paul Bors
                Telecopier No.:  (312) 425-6353

     BORROWER:  TN TECHNOLOGIES HOLDING INC.
                101 East Erie Street
                Chicago, Illinois 60611
                Attention:  Mr. Michael Bogacki
                Telecopier No.:  (312) 425-6350

     6.2 Waivers; Amendments. Any term, covenant, agreement or condition of this Credit Agreement or any other Loan Document may be amended or waived if such amendment or waiver is in writing and is signed by Borrower and Lender. No failure or delay by Lender in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

     6.3 Successors and Assigns. This Credit Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and permitted assigns, except that Borrower may not assign or transfer (and any such attempted assign ment or transfer shall be void) any of its rights or obligations under any Loan Document without the prior written consent of Lender, which such consent shall not be unreasonably withheld.

    6.4 Set-off. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to Borrower (any such notice being expressly waived by Borrower to the extent permitted by applicable law), upon the occurrence and during the continuance of a Default or an Event of Default, to set-off and apply against any Indebtedness, whether matured or unmatured, of Borrower to Lender (including, without limitation, the Obligations), any amount

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owing from Lender to Borrower. The aforesaid right of set-off may be exercised by Lender against Borrower or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Lender prior to the occurrence of a Default or an Event of Default. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     6.5 No Third Party Rights. Nothing expressed in or to be implied from this Agreement or any other Loan Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any other Loan Document.

     6.6 Partial Invalidity. If at any time any provision of this Credit Agreement or any of the Loan Documents is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the Credit Agreement or such other Loan Documents, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby.

     6.7 Governing Law. This Credit Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of the State of Illinois without reference to conflicts of law rules.

     6.8 Construction. Each of this Credit Agreement and the other Loan Documents is the result of negotiations among, and has been reviewed by, Borrower, Lender and their respective counsel. Accordingly, this Credit Agreement and the other Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender.

     6.9 Entire Agreement. This Credit Agreement and the other Loan Documents, taken together, constitute and contain the entire agreement of Borrower and Lender with respect to the subject matter hereof and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

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     IN WITNESS WHEREOF, the parties have executed this Credit Agreement as of the date first set forth above.


                                            BORROWER:

                                            TN TECHNOLOGIES HOLDING INC.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:


                                            LENDER:

                                            TRUE NORTH COMMUNICATIONS INC.


                                            By:
                                               --------------------------------
                                            Name:
                                            Title:

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